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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hawaiian Electric Industries, Inc. of our report dated February 21, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Hawaiian Electric Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 22, 2014

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  Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM